CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Matthews International Funds of our report dated February 24, 2023, relating to the financial statements and financial highlights, which appears in Matthews Korea Fund’s Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Other Service Providers”, “Financial Highlights” and “Representations and Warranties” in such Registration Statement.

/s/ PricewaterhouseCoopers

San Francisco, California

May 24, 2023